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SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

     (a) aaiPharma Inc. (the “registrant”) has entered into an Amendment to Employment Agreement (the “Amendment”), dated as of September 27, 2004, with Frederick D. Sancilio, Ph.D., pursuant to which Dr. Sancilio stepped down from his positions as Chairman of the Board of Directors, President, Chief Executive Officer and Chief Scientific Officer of the registrant. Dr. Sancilio will continue as a director of the registrant through a term ending in 2006. Pursuant to the Amendment, Dr. Sancilio will be entitled to the benefits under his employment agreement for a compensable termination (as defined therein) except that certain payments will be payable over twenty-four months rather than in a lump sum. The Amendment is filed as an Exhibit to this Form 8-K and incorporated herein by reference.

     The registrant has also entered into an Employment Agreement, dated as of September 27, 2004 (the “Employment Agreement”) with Ludo Reynders, Ph.D., and has named Dr. Reynders as President and Chief Executive Officer of the registrant. Under the Employment Agreement, Dr. Reynders is employed for a two year term that renews automatically for additional one year periods, unless notice of termination of the agreement is provided, at a base salary of not less than $550,000. The Employment Agreement is filed as an Exhibit to this Form 8-K and incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities

     On September 24, 2004, aaiPharma Inc. (the “registrant”) conducted a reduction in force that, together with other reductions in force on September 16, 20 and 21, reduced the size of its workforce by approximately 4%. Severance costs associated with these reductions in force are estimated to be approximately $1.5 million, payable over time in accordance with the registrant’s severance plan. Moreover, in connection with the departure of Frederick D. Sancilio, Ph.D., as Executive Chairman, Chief Executive Officer, President and Chief Scientific Officer of the registrant on September 27, 2004, severance costs of approximately $1.9 million are expected to be paid pursuant to Dr. Sancilio’s employment agreement with the registrant, as amended, in addition to accrued salary and bonuses under such employment agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) The information set forth in Item 1.01 of this Form 8-K and the Amendment filed as an Exhibit to this Form 8-K are incorporated herein by reference.

     (c) Effective September 27, 2004, Ludo Reynders, Ph.D. was appointed as President and Chief Executive Officer of the registrant. Since 2003, Dr. Reynders (age 50), has been the Managing Member of Bronzewood LLC, a private company founded by Dr. Reynders to explore new ventures focused on improving productivity in drug development. From 1988 to 2003, Dr. Reynders worked in a number of roles with Quintiles Transnational Corporation, including serving as Managing Director of PharmaBio Development from 2002 to 2003, as Chief Executive Officer, Clinical Development Services from 2000 to 2002, where he managed the company’s global clinical research organization business, and as Chief Executive Officer, Product Development Services, from 1996 to 2000. Dr. Reynders’ Employment Agreement is filed as an Exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 10.1	Amendment to Employment Agreement, dated as of September 27, 2004, between aaiPharma Inc. and Frederick D. Sancilio, Ph.D.

Exhibit 10.02	Employment Agreement, dated as of September 27, 2004, between aaiPharma Inc. and Ludo Reynders.

Exhibit 99.1	Press release of aaiPharma Inc. dated September 27, 2004 announcing management changes.

***

Note: The information contained in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2004

aaiPharma Inc.

By:	/s/ Gina Gutzeit

Gina Gutzeit, Interim Chief Financial Officer

Exhibit Index

Exhibit	Description
Exhibit 10.1	Amendment to Employment Agreement, dated as of September 27, 2004, between aaiPharma Inc. and Frederick D. Sancilio, Ph.D.

Exhibit 10.2	Employment Agreement, dated as of September 27, 2004, between aaiPharma Inc. and Ludo Reynders.

Exhibit 99.1	Press release of aaiPharma Inc. dated September 27, 2004 announcing management changes.